UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2026

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Introduction

On January 20, 2026, Nathan’s Famous, Inc., a Delaware corporation (the “Company”), announced that it had entered into a definitive agreement, as more fully described below, to be acquired by Smithfield Foods, Inc, a Virginia corporation (“Buyer”).

Merger Agreement

On January 20, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyer and Boardwalk Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”).

The Merger

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), Merger Sub shall merge with and into the Company (the “Merger,” and the effective time of the Merger, the “Effective Time”). As a result of the Merger, at the Effective Time, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and the Surviving Corporation shall become a wholly owned subsidiary of Buyer. After the Merger, the Company will cease to be publicly traded.

The board of directors of the Company (the “Company Board”) has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable and in the best interests of the Company and its stockholders, (ii) approved, adopted and ratified the Merger Agreement, the transactions contemplated by the Merger Agreement, and the performance by the Company of its obligations in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) resolved that the Merger Agreement be submitted to the stockholders of the Company for their vote and approval at the Company Stockholders’ Meeting (as defined below) and (iv) resolved to recommend to the stockholders of the Company that they approve the Merger and approve and adopt the Merger Agreement at the Company Stockholders’ Meeting.

Merger Consideration

At the Effective Time, as a result of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the holders of any of the following securities: (i) each share of common stock of the Company, par value $0.01 per share (“Company Shares”), issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that have exercised their appraisal rights under the DGCL, shall be converted into the right to receive cash in an amount equal to $102.00 without interest (the “Per Share Merger Consideration”), less any applicable withholding tax, payable to the holder in accordance with the terms of the Merger Agreement, (ii) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and (iii) any Company Shares owned or held in treasury by the Company and any Company Shares owned by Buyer, Merger Sub or any of their respective affiliates immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange for such cancellation or retirement. From and after the Effective Time, all Company Shares converted into the right to receive the Per Share Merger Consideration shall no longer be issued and outstanding and shall automatically be cancelled and cease to exist.

Treatment of Equity Awards

Immediately prior to the Effective Time, (i) each option to purchase Company Shares outstanding under a Company Stock Plan (each a “Company Stock Option”), whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Buyer or the Surviving Corporation an amount in cash (subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, by (B) the aggregate number of Company Shares that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time and (ii) each restricted stock unit of the Company granted and outstanding pursuant to a Company Stock Plan (each a “Company RSU”) shall be deemed to have been earned and become fully vested (in the case of any performance based award, with the applicable performance metrics at the target level), shall be canceled and extinguished as of the Effective Time and, in exchange, each former holder of any such Company RSU shall have the right to receive from Buyer or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (A) the number of Company Shares subject to such Company RSU by (B) the Per Share Merger Consideration (such amount, the “RSU Award Payment”). Any dividend equivalents earned prior to the Effective Time will be paid in cash as soon as administratively practicable following settlement of the Company RSUs. From and after the Effective Time, each Company RSU shall no longer represent the right to receive Company Shares by the former holder thereof, but shall only entitle such holder to the payment of the RSU Award Payment. The Compensation Committee of the Company Board will adopt resolutions to provide that all Company Stock Options and Company RSUs shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof will be entitled only to the amount, if any, specified herein in respect thereof.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature. Among other things, during the period between the execution of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement, the Company has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Notwithstanding the foregoing, the Company will be permitted to declare and pay up to two regular quarterly cash dividends, each in the amount of $0.50 per Company Share.

The Company has also agreed not to, among other things, (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative competing transaction, (ii) participate in any discussions or negotiations with any third party with respect to any alternative competing transaction, (iii) approve or recommend any alternative competing transaction, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement relating to an alternative competing transaction or (v) propose or agree to do any of the foregoing.

Notwithstanding the foregoing customary “no-shop” restrictions, if prior to obtaining the Company Stockholder Approval (as defined in the Merger Agreement) the Company receives an unsolicited written Acquisition Proposal (as defined in the Merger Agreement) from a third party and the Company Board determines in good faith that (x) such Acquisition Proposal constitutes or could be reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement) and (y) the failure to take the actions set forth in clauses (i) and (ii) of this paragraph would be inconsistent with its fiduciary duties under law, the Company may, in response to such Acquisition Proposal, (i) furnish Company information and access to the third party making such Acquisition Proposal and (ii) participate in discussions or negotiations with such third party with respect to such Acquisition Proposal, or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations.

As soon as reasonably practicable after the execution of the Merger Agreement (and in any event within forty-five (45) days after the date of the Merger Agreement), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”), in preliminary form, relating to the Stockholders’ Meeting (as defined below). The Company shall hold a meeting for the purpose of obtaining approval of the stockholders of the Company (the “Stockholders’ Meeting”) as promptly as reasonably practicable, and in no event more than thirty (30) days following the date on which the definitive Proxy Statement is mailed to stockholders of the Company, which mailing shall occur within ten (10) business days after the later of the date (i) on which the Company learns the SEC staff has no further comments on the Proxy Statement or (ii) (A) the applicable waiting period under any applicable Antitrust Law, including the HSR Act has expired or has been terminated and (B) CFIUS Clearance (as defined in the Merger Agreement) has been obtained.

Conditions to the Merger

The consummation of the Merger is subject to certain closing conditions, including but not limited to (a) receipt of the Company Stockholder Approval, (b) that no law or governmental order prohibits, restrains, enjoins or makes illegal the consummation of the Merger, (c) that any waiting period (and any extension thereof) applicable to the Merger and the other transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have terminated or expired and (d) that the parties have obtained CFIUS Clearance for the Merger. Each of Buyer’s, Merger Sub’s, and the Company’s obligation to consummate the Merger is also subject to certain additional conditions, including (i) subject to certain materiality standards, the accuracy of the representations and warranties of the other party or parties, (ii) performance in all material respects by the other party or parties of its or their obligations under the Merger Agreement and (iii) with respect to Buyer’s and Merger Sub’s obligations to consummate the Merger, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company.

Termination

The Merger Agreement also contains certain termination provisions for the Company and Buyer, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal. The Company will be required to pay Buyer a termination fee in cash equal to $10,581,814 if the Merger Agreement is terminated (a) by Buyer because the Company Board changed its recommendation of the Merger, (b) by Buyer or the Company if the approval of the Company’s stockholders is not obtained at the Stockholders’ Meeting and the Company Board previously changed its recommendation of the Merger or (c) (i) by Buyer or the Company following June 22, 2026, subject to extension to October 20, 2026 in accordance with the Merger Agreement (the “End Date”), (ii) by Buyer or the Company because of failure to obtain the approval of the stockholders at the Stockholders’ Meeting or (iii) by Buyer because of certain breaches of the Merger Agreement by the Company, only if, in the case of clauses (i) to (iii), an Acquisition Proposal has been made publicly and within nine (9) months of the termination date the Company consummates or enters into a definitive agreement for an Acquisition Proposal.

Upon the election of the Company, the Company and Smithfield Packaged Meats Corp., an affiliate of Buyer (“SPMC”), will enter into an amendment to the licensing and supply letter agreement, dated as of December 5, 2012 (the “Licensing Agreement”), by and between Nathan’s Famous Systems, Inc., a subsidiary of the Company, and SPMC, which will extend the term of the Licensing Agreement for an additional four years to March 2, 2036 from the current expiration date of March 2, 2032, and Buyer will be required to pay the Company a termination fee in cash equal to $7,407,270 if the Merger Agreement is terminated (a) because of a CFIUS Turndown (as defined in the Merger Agreement) and the Company is not in material breach of the Merger Agreement at the time of termination or (b) following the End Date if, at such time, (i) a government order or other government action would have prevented the consummation of the Merger (solely as it relates to CFIUS) or the parties have not received CFIUS Clearance, (ii) certain other closing conditions have been satisfied, (iii) the Company's breach of the provisions of the Merger Agreement to obtain certain consents and approvals is not the primary cause of a government order or other government action that would prevent the consummation of the Merger and (iv) the Company is not in material breach of the Merger Agreement at the time of termination.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be a complete description and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The above description of the Merger Agreement and the Merger Agreement itself have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Buyer, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company solely for the benefit of Buyer and Merger Sub and for purposes of the Merger Agreement. The assertions embodied in those representations and warranties are subject to limitations agreed upon by the contracting parties and are qualified by documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement as well as information in a confidential disclosure letter that the Company has delivered to Buyer and Merger Sub in connection with signing the Merger Agreement as of a specific date. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and securityholders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Merger Agreement and may be subject to standards of materiality that are different from what may be material to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and information concerning the subject matter of representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and securityholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports and statements it files with the SEC.

Voting Agreement

On January 20, 2026, Buyer, Merger Sub, the Company and each member of the Company Board and certain stockholders of the Company listed therein, who collectively hold approximately 29.9% of the outstanding Company Shares (the “Stockholders”), entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Stockholders agreed, among other things, to vote their Company Shares (a) in favor of the adoption of the Merger Agreement, the Merger and any other actions necessary for the consummation of the Merger and the transactions contemplated by the Merger Agreement, including any proposal to adjourn the Stockholders’ Meeting to a later date if there are not sufficient votes to obtain the Company Stockholder Approval, and (b) against any Acquisition Proposal and any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

The Voting Agreement will terminate upon the earlier to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the completion of the Stockholders’ Meeting and the inspectors’ certification of the voting results, (d) written notice of termination of the Voting Agreement by Buyer to the Stockholders, (e) the Company Board or a committee thereof having effected an Adverse Recommendation Change (as defined in the Merger Agreement), (f) the entry into or effectiveness of amendment, modification or waiver of the Merger Agreement that (i) reduces the amount or changes the form of the Per Share Merger Consideration or (ii) extends the End Date beyond October 20, 2026, or (g) with respect to any Stockholder, the mutual written agreement of such Stockholder and Buyer.

From the execution of the Voting Agreement until the termination of the Voting Agreement, the Stockholders will be subject to customary transfer restrictions with respect to their Company Shares.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Voting Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2026, the Company entered into letter agreements (each a “Retention Agreement”) with each of Eric Gatoff, the Chief Executive Officer of the Company, and Robert Steinberg, the Chief Financial Officer of the Company. Under the Retention Agreements, each such individual is entitled to a cash retention bonus payment if (1) such individual is actively employed by the Company or a subsidiary as of closing under the Merger Agreement and has not given notice of his intent to resign or (2) the individual is terminated by the Company for any reason and closing under the Merger Agreement later occurs. The retention bonus payment amount is $3,250,000.00 for Mr. Gatoff and $1,050,000.00 for Mr. Steinberg. As consideration for the retention bonus payment, Mr. Gatoff agreed to non-competition provisions that apply for one (1) year following the termination of his employment by the Company for any reason.

The foregoing description of the Retention Agreements does not purport to be a complete description and is qualified in its entirety by the complete text of the Retention Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 21, 2026, the Company and the Buyer jointly issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 20, 2026, by and among Nathan's Famous, Inc., a Delaware corporation, Smithfield Foods, Inc., a Virginia corporation, and Boardwalk Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Smithfield Foods, Inc.*+
2.2	Voting Agreement dated as of January 20, 2026, by and among Nathan's Famous, Inc., a Delaware corporation, Smithfield Foods, Inc., a Virginia corporation, Boardwalk Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Smithfield Foods, Inc., and the stockholders party thereto.+
10.1	Letter Agreement dated as of January 20, 2026 by and between Nathan's Famous, Inc. a Delaware corporation, and Eric Gatoff.++
10.2	Letter Agreement dated as of January 20, 2026 by and between Nathan's Famous, Inc. a Delaware corporation, and Robert Steinberg.++
99.1	Press Release, dated January 21, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.
+Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
++Compensatory plan or arrangement.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders in connection with the proposed transaction; the timing to consummate the proposed transaction and the risk that the proposed transaction may not be completed at all or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the conditions to closing of the proposed transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the proposed transaction; legislative, regulatory and economic developments; and the diversion of management’s time on transaction-related issues.  The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, or any other documents, words such as “believe,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2025 filed with the United States Securities and Exchange Commission (the “SEC”) and in any other SEC filings made by the Company.  The Company cautions that these risks and factors are not exclusive. Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the proposed transaction include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of the Company’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the Merger Agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the Merger Agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm the Company’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of the Company's common stock and/or on its financial performance. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the SEC a preliminary proxy statement and furnish or file other materials with the SEC in connection with the proposed transaction. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of the Company. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by visiting its website at www.nathansfamous.com.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of the Company is included in the Company's proxy statement for its 2025 Annual Meeting, which was filed with the SEC on July 25, 2025, and is supplemented by other public filings made, and to be made, with the SEC by the Company. To the extent the holdings of the Company's securities by the Company's directors and executive officers have changed since the amounts set forth in the proxy statement for its 2025 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov and on the Company's website at www.nathansfamous.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2026	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer